Filed by Advanced BioEnergy, LLC

Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: Advanced BioEnergy, LLC

Commission File No.: 333-125335

EXHIBIT 99

November 8, 2006

For more information contact:

Bill Paulsen

General Manager

Heartland Grain Fuels, L.P.

38469 133rd Street

Aberdeen, South Dakota 57401

Phone:  (605) 225-0520

FOR IMMEDIATE RELEASE

ADVANCED BIOENERGY AND HEARTLAND GRAIN FUELS ANNOUNCE A BUSINESS
COMBINATION AND CONTINUED RELATIONSHIP

November 8, 2006 (Minneapolis, MN and Aberdeen, South Dakota) – Advanced BioEnergy, LLC (ABE) and the Board of Directors of Dakota Fuels, Inc., the managing partner of Heartland Grain Fuels, LP (HGF), jointly announced today that the limited partners of HGF have entered into a business relationship with ABE that will allow the HGF owners to receive cash from their investment in HGF and to continue their ownership in ethanol production through ownership of ABE equity.

Information about the Parties

HGF is owned by Heartland Producers, LLC (many of whose members are South Dakota Wheat Growers Association producers), Aventine Renewable Energy, Inc. (HGF’s marketing partner), South Dakota Wheat Growers Association (a farmer-owned grain and agronomy cooperative) and Dakota Fuels, Inc. (the general partner of HGF, jointly owned by Heartland Producers and South Dakota Wheat Growers).  The Board of Managers of Heartland Producers and the Board of Directors of South Dakota Wheat Growers have approved this transaction, as has Aventine and the Board of Directors of ABE.

HGF has a 9 million gallon ethanol plant in Aberdeen, South Dakota and a 30 million gallon ethanol plant in Huron, South Dakota.  In addition, HGF has a 40 million gallon ethanol plant under construction in Aberdeen, South Dakota, adjacent to its existing plant.

Organized in early 2005, ABE is a development-stage company specializing in ethanol production.  It currently is building a 100-million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska and has letters of intent to build similar 100-million gallons per year plants near Rochester, Indiana and Northfield, Minnesota.

The Transaction

Under the terms of the transaction, the partners of HGF will receive approximately $16.8 million in cash and approximately 2,631,000 newly issued units of ABE.  In addition, HGF intends to make a special distribution to its partners of approximately $8.65 million of earnings prior to the initial closing of the transaction with ABE.

The transaction will occur in two steps.  It is currently expected that South Dakota Wheat Growers and Aventine will close their portion of the transaction within the next few days.  The acquisition of Heartland Producers’ ownership interest in HGF is subject to approval of the Heartland Producers’ members.  ABE expects to file a Form S-4 and related information statement/prospectus with the U.S. Securities and Exchange Commission and make any other necessary government filings in the coming weeks.  The Heartland Producers’ members will receive additional information about this transaction and the meeting to vote on the transaction after regulatory approvals have been obtained.  Depending on the review process of the agencies, the parties expect the Heartland Producers’ member vote to occur in the first quarter of 2007.  Upon closing of the transaction with Heartland Producers, ABE will own 100% of the outstanding partnership interests of HGF.

Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements.  All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause ABE’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Certain of these risks and uncertainties are described in ABE’s periodic reports and other filings with the SEC, which are available at the SEC’s website at www.sec.gov.

Additional Information about the Transaction and Where to Find It

In connection with the transaction, ABE will file a registration statement that contains an information statement/prospectus with the U.S. Securities and Exchange Commission and the relevant state securities regulatory agencies.  HEARTLAND PRODUCERS’ MEMBERS AND OTHER INVESTORS AND SECURITY HOLDERS IN ABE AND HGF ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, WHICH WILL CONTAIN INFORMATION ABOUT THE TRANSACTION AND THE MEETING THAT WILL BE CALLED FOR THE HEARTLAND PRODUCERS’ MEMBERS TO VOTE ON THIS TRANSACTION, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THIS TRANSACTION.  Heartland Producers’ members will also be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and from ABE on its web site at www.advancedbioenergy.com, or by contacting Bill Paulsen at (605) 225-0520.

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